Exhibit 23(b), Form 10-K
                                                  Kansas City Life
                                                  Insurance Company

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-97351) pertaining to the Savings and Profit Sharing Plan of Kansas City Life Insurance Company of our report dated February 24, 1999 with respect to the financial statements and schedules of the Kansas City Life Insurance Company Savings and Profit Sharing Plan included in the Annual Report (Form 11-K) for the year ended December 31, 1998.


                                                     /s/Ernst & Young LLP

Kansas City, Missouri
March 26, 1999